                                                                   Exhibit 3-153
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
          CERTIFICATE OF FORMATION                               FILED
                                                                  LLC
                  OF                                           MAR 3 1998
                                                             LONNA R. HOOKS
   HEALTH RESOURCES OF EATONTOWN, L.L.C.                   Secretary of State

   The undersigned, in order to form a limited liability company pursuant to the provisions of the New Jersey Limited Liability Company Act, does hereby certify:
   FIRST: The name of the limited liability company is HEALTH RESOURCES OF EATONTOWN, L.L.C.
   SECOND: The address of the limited liability company's initial registered office is c/o The Multicare Companies, Inc., 433 Hackensack Avenue, Hackensack, New Jersey 07601, and the name of the limited liability company's initial registered agent at such address is Peter Karol, Esq.
   THIRD: The limited liability company has two or more members.
   FOURTH: The purpose of the limited liability company is to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the New Jersey Limited Liability Company Act.
   FIFTH: The period of duration of the limited liability company shall be 49 years, unless sooner terminated in accordance with the operating agreement of the limited liability company.

   IN WITNESS WHEREOF, the undersigned has set his hand this 18th day of January, 1998.

                                                    /s/ Douglas M. Cohen
                                                    ---------------------------
                                                    Douglas M. Cohen
                                                    Authorised Representative

526164.01
o 380965
o 720679


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State of New Jersey
Division of Commercial Recording
820 Bear Mountain Road
Trenton, New Jersey 08628

TO WHOM IT MAY CONCERN:

   Health Resources of Eatontown, Inc. consents to the formation of Health Resources of Eatontown, L.L.C. in the State of New Jersey.

                                          HEALTH RESOURCES OF EATONTOWN, INC.

                                          By: /s/ [graphic of signature]
                                              ---------------------------------
                                              Name:
                                              Title:

                         NEW JERSEY DEPARTMENT OF STATE
                        DIVISION OF COMMERCIAL RECORDING
                       CERTIFICATE OF MERGER/CONSOLIDATION
          (Limited Liability Co.'s Limited Partnership & Partnerships)


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This form may be used to record the merger or consolidation of a limited liability company, limited partnership or partnership with or into [o] business entity or entities, pursuant to NJSA 42, 42:2A and 42:2B. Applicants must insure [o] compliance with the requirements of state law and [o] that all requirements are met. This form is intended to simplify filing with the Secretary of State. Applicants are advised to seek out private legal advise before submitting filings to the Secretary's office.
(Pursuant to Statute 14a:104)
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1.   Type of Filing (check one): X Merger  ---------------------- Consoldiation

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                                                                      FILE
                                                                   MAR 25 1999
                                                                        O
                                                                        O

2.   Name of Surviving Business Entity:    Health Resources of Eatontown, L.L.C.

3.   Address of Surviving Business Entity: C/o The Multicare Companies, Inc.
                                           101 East State Street
                                           Kennett Square, Pennsylvania 19348

4.   Name(s)/Jurisdication(s) of Each Participating Business Entity:

                                                       Identification # Assigned
     Name                                Jurisdiction  By Secretary of State
                                                       (If Applicable)
     Health Resources of Eatontown, L.L.C. New Jersey  #0600043432
     Laurel Associates, Inc.               Delaware    #3601715

5. Service of Process Address (For use if the surviving business entity is not authorized or registered by the Secretary of State):

The Secretary of State is hereby appointed as agent to accept service of process and to forward same to the address above.

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6.   Effective Date: (if other than filing date; not to exceed 30 days from filing date): Upon Filing

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The undersigned represent(s) that the agreement of merger/consolidation is on file at the place of business of the surviving business entity and that an agreement of merger/consolidation has been approved and executed by each business entity involved.

The undersigned also represent(s) that they are authorized to sign on behalf of the business involved.

HEALTH RESOURCES OF EATONTOWN, L.L.C.

By:   Stafford o Center, Inc.,
      Its Sole Manger

By:   /s/ Ira C. Gubernick          Vice President             3-24-99
     -----------------------    ---------------------    ----------------------
     Ira C. Gubernick                   Title            LAUREL ASSOCIATES INC.

LAUREL ASSOCIATES, INC.

       /s/ Kevin Breslin             President                 3-24-99
By:  -----------------------    ---------------------    ----------------------
      Kevin Breslin                     Title                   Date


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         STATE OF DELAWARE
         SECRETARY OF STATE
      DIVISION OF CORPORATIONS
     FILED 09:00 AM 03/25/1999
        991117224 - 3021325



                             CERTIFICATE OF MERGER
                                       OF
                            LAUREL ASSOCIATES, INC.,
                             a Delaware Corporation
                                      INTO
                     HEALTH RESOURCES OF EATONTOWN, L.L.C.,
                     a New Jersey Limited Liability Company

In compliance with the requirements of Section 264 of the General Corporation Law of the State of Delaware, is amended or supplemented from time to time, the undersigned entities hereby certify that:

   1. The name and state of incorporation or formation of each of the o are as follows:

     (i) Laurel Associates, Inc. was formed under the laws of the State of Delaware.

     (ii) Health Resources of Eatontown, L.L.C. was formed under the laws of the State of New Jersey.

   2. As Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid o entities in accordance with
Section 264 of the General Corporation Law of the State of Delaware.

   3. The name of the surviving entity in the merger herein certified is Health Resources of Eatontown, L.L.C., which will continue in existence as said surviving entity under o upon the effective date of said merger pursuant to the provisions of the New Jersey Limited Liability Company Act of the State of New Jersey.

   4. The executed Agreement of Merger between the aforesaid constituent articles is on file at an office of the aforesaid surviving entity, the address of which is as follows:

                     Health Resources of Eatontown, L.L.C.
                     c/o The Multicare Companies, Inc.
                     101 East State Street
                     Kennett Square, Pennsylvania 19348

   6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving entity, on request, and without cost, to any stockholder or any number of the aforesaid constituent entities.

   7. The surviving entity agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent entity of the State of Delaware as well as for enforcement of any obligation of the surviving entity arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings o to the provisions of Section o of the General Corporation Law of Delaware, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is:

                     Health Resources of Eatontown, L.L.C.
                     c/o The Multicare Companies, Inc.
                     101 East State Street
                     Kennett Square, Pennsylvania 19348

until the surviving entity shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.

   8. The Agreement of Merger between the aforesaid commitment entities provides that the merger herein certified shall be effective upon filing with the State of Delaware.

   IN WITNESS WHEREOF, each of the undersigned entities have caused this Certificate of Merger to be signed by a duly authorized officer as of the 26th day of March 1999.


                                HEALTH RESOURCES OF EATONTOWN, L.L.C.
                                By: Stafford Convalescent Center, Inc.,
                                   its Sole Manager


                                    /s/ Ira C. Gubernick
                                By: -------------------------------------------
                                Name: Ira C. Gubernick
                                Title: Vice President



                                LAUREL ASSOCIATES, INC.

                                    /s/ Kevin Breslin
                                By: -------------------------------------------
                                Name: Kevin Breslin
                                Title: President